Exhibit 10.31

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 4(a) OF THIS NOTE.

SECURED PROMISSORY NOTE

$3,000,000	November 14, 2025

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Lifeward Ltd., an Israeli company (the "Borrower"), hereby unconditionally promises to pay to Oramed Ltd. or its assigns (the "Noteholder," and together with the Borrower, the "Parties"), the principal sum of $3,000,000 together with all amounts due and payable to the Noteholder as provided in this Promissory Note (the "Note").

1.         Definitions; Interpretation.

1.1          Capitalized terms used herein shall have the meanings set forth in this 1.1.

"Affiliate" as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

"Anti-Terrorism Laws" means all laws, rules, and regulations of any jurisdiction related to money laundering or financing terrorism including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Automatic Exchange Date” shall have the meaning set forth in Section 3.3(a).

"Beneficial Ownership Regulation" has the meaning set forth Section 17.10.

"Borrower" has the meaning set forth in the introductory paragraph.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Borrower or control over the equity interests of such Person entitled to vote for members of the Borrower’s board of directors (“Board of Directors”) of the Borrower on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Borrower (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person, or (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof).

“Collateral” shall have the meaning provided for such term in Section 16.1.

“Commission” means the U.S. Securities and Exchange Commission.

“Control” shall mean the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Companies Law” means the Israel Companies Law, 5759-1999 and all regulations promulgated thereunder, as the same may be amended from time to time.

“Conversion Shares” means, collectively, Ordinary Shares issuable upon conversion of this Note in accordance with the terms hereof.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower, and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means any of the events specified in 11 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to 11, would, unless cured or waived, become an Event of Default.

“Default Premium” has the meaning set forth in Section 13.

“Deposit Account” has the meaning set forth in the UCC.

"Event of Default" has the meaning set forth in 11.

“Exchange Act” has the meaning set forth in Section 8.10.

“GAAP” has the meaning set forth in Section 8.10.

"Governmental Authority" means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and the government of the State of Israel and any agency, authority, instrumentality, regulatory body, court, central bank or other entity thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      “Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person, or (d) acquire intellectual property rights such as one or more patents.

"Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Legend Removal Date” shall have the meaning set forth in Section 12.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

"Loan" the aggregate principal amount of this Note in an amount equal to $3,000,000.

      “Make-Whole Amount” means the greater of (x) interest accrued and unpaid through the applicable payment date, and (y) interest that would have accrued for the three (3) month period beginning on the date hereof, in each case, calculated at the interest rate on the principal amount of this Note outstanding immediately prior to such payment, net of interest previously paid.

“Mandatory Conversion” shall have the meaning set forth in Section 3.3(a).

“Material Adverse Effect” means a material adverse effect on the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower.

"Maturity Date" means the earlier of (i) the date that is the six (6) month anniversary of the date hereof, provided that, if such date is not a Trading Day, the immediately following Trading Day thereafter, and (ii) the Automatic Exchange Date, or such earlier date as this Note is required or permitted to be repaid or converted as provided hereunder.

“Money” has the meaning set forth in the UCC.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

“Ordinary Shares” means the ordinary shares of the Borrower, par value NIS 1.75 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Borrower or its Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt"1 means Debt (a) existing or arising under this Note; (b) existing as of the date of this Note and disclosed to the Noteholder prior to the date hereof; and (c) other Debt owing in the ordinary course of business not to exceed $200,000 in the aggregate, provided that in the case of (d) such Debt does not mature prior to the Maturity Date and (e) Debt incurred in the ordinary course of business in respect of netting services, overdraft protections, automatic clearinghouse arrangements, and other cash management and similar arrangements.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Proceeds” has the meaning set forth in the UCC.

"Sanctioned Country" means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

"Sanctions" mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

1 Goodwin: we removed Subsequent Investment as this Note will not be outstanding at the same time as the subsequent note and therefore the carveout is not necessary

"Sanctions Authority" means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC Reports” has the meaning set forth in Section 8.10.

“Securities Act” has the meaning set forth in Section 8.10.

“Secured Obligations” shall mean, without duplication: (a) all obligations of the Borrower under this Note; and (b) all costs and expenses incurred in connection with enforcement and collection of such obligations pursuant to the terms of this Note and/or applicable Laws, including, without limitation, any reasonable fees, charges and disbursements of counsel.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) or the Companies Law from the shareholders of the Borrower with respect to the transactions contemplated by this Note, including the issuance of all of the Conversion Shares in excess of 19.99% or in excess of 24.99% of the issued and outstanding Ordinary Shares on the date hereof.

“Share Delivery Date” has the meaning set forth in Section 7(b)(ii).

“Subsequent Investment” means such additional financing of the Borrower consummated following the date hereof on the terms and conditions acceptable to the Noteholder and the Borrower resulting in aggregate gross proceeds of at least $10,000,000 (inclusive of any amounts funded pursuant to this Note).

“Subsidiary” means, as to any Person, a corporation, partnership, exempted limited partnership, exempted company, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, exempted limited partnership, exempted company, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Borrower, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and any successor transfer agent of the Borrower.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“U.S. Bank Account” means the Borrower’s Deposit Account held at Silicon Valley Bank with account number ending 3301364277.

1.2          Interpretation. For purposes of this Note (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2.          [Reserved].

3.          Payment Dates; Optional Prepayments.

3.1          Payment Dates. The Loan plus any accrued and unpaid interest thereon and the Make-Whole Amount, if applicable, shall be payable by the Borrower on the Maturity Date; provided, however, that if the Maturity Date is the Automatic Exchange Date, the Borrower’s obligations hereunder shall be satisfied in full by the Mandatory Conversion.

3.2          Optional Prepayments. The Borrower may not prepay the Loan in whole or in part without the prior written consent of the Noteholder.

3.3          Mandatory Repayments.

(a)          Mandatory Conversion Upon Subsequent Investment. If, following the date hereof, the Borrower consummates the Subsequent Investment (the date on which the Subsequent Investment is consummated, the “Automatic Exchange Date”), then the aggregate principal amount of this Note, plus any accrued and unpaid interest thereon and the Make-Whole Amount, if applicable, shall automatically be exchanged into the same form of convertible notes (or other debt instruments) (“Subsequent Notes”) issued by the Borrower to the Noteholder in such Subsequent Investment, on the same terms and conditions as those applicable to the Subsequent Notes (a “Mandatory Conversion”). Upon a Mandatory Conversion in accordance with the provisions of this Section 3.3(a), (i) this Note shall no longer be deemed outstanding and (ii) all rights of this Note shall cease and terminate.

(b)          Mandatory Redemption upon a Change of Control Transaction.

(i)          At any time after the date hereof, to the extent that there occurs a Change of Control, other than a Change of Control that results directly or indirectly from any Subsequent Investment, the Noteholder shall have the right, by delivering written notice to the Borrower, to cause the Borrower to redeem all or any portion of this Note then outstanding, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable (a “Change of Control Redemption”). The Note subject to redemption pursuant to this Section 3.3(b) shall be redeemed by the Borrower in cash at a price equal to the aggregate principal amount of the Note being redeemed, plus and all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable.

(ii)          With respect to any portion of this Note which has been specified to be redeemed by the Borrower pursuant to the Change of Control Redemption and which has been redeemed in accordance with the provisions of this Section 3.3(b), (i) such portion of this Note shall no longer be deemed outstanding and (ii) all rights with respect to such portion of this Note shall cease and terminate.

(iii)          In the event of the Borrower’s redemption of any portion of this Note under this Section 3.3(b), a Noteholder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Noteholder. Accordingly, any redemption premium due under this Section 3.3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Noteholder’s actual loss of its investment opportunity and not as a penalty.

3.4          No Reborrowing.  No repaid or prepaid hereunder amount may be reborrowed.

4.          [Reserved.]

5.          Interest.

5.1          Interest. This Note shall initially bear interest at a rate of fifteen percent (15%) per annum. Except as otherwise set forth in this Note, any interest payable on this Note shall be payable on the Maturity Date (the “Interest Payment Date”) (if the Interest Payment Date is not a Business Day, then the payment shall be due on the next succeeding Business Day), in cash. Notwithstanding the foregoing, in connection with any repayment, redemption, conversion, acceleration, or termination of this Note, including on the Maturity Date, if such date occurs prior to the date that is three (3) months following the date hereof, then the Borrower shall, in addition to any other amounts due hereunder, pay to the Noteholder the Make-Whole Amount, to the extent not previously paid, in cash on the date of such repayment, redemption, conversion, acceleration, termination or Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount plus all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable, shall automatically upon the occurrence and during the continuance of such Event of Default, bear interest at a rate equal to eighteen percent (18%) of the amount payable (inclusive of the Default Premium) per annum until such date that the Event of Default is cured or this Note is paid in full (“Default Interest”).

5.2          Payments of Default Interest. Default Interest shall be due and payable in cash on the demand of the Noteholder.

5.3          Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.

5.4          Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on this Note shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal. To the extent it may lawfully do so, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Noteholder in order to enforce any right or remedy under this Note.

6.        Payment Mechanics.

6.1          Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM (local time in New York City, New York) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

6.2          Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the this Note, second to accrued interest (if any) and the Make-Whole Amount (if any), and third to the payment of the principal amount outstanding under the Note.

6.3          Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

6.4          [Reserved.]

6.5          Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

7.          Voluntary Conversion. At any time after the date hereof until this Note is no longer outstanding, this Note, and at the sole option of the Noteholder, all accrued and unpaid interest thereon, shall be convertible, in whole or in part, into Ordinary Shares at the option of the Noteholder, at any time and from time to time (subject to the conversion limitations set forth in Section 7(b)).  The Noteholder shall effect conversions by delivering to the Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note, plus, at the option of the Noteholder, any accrued and unpaid interest thereon to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  To effect conversions hereunder, the Noteholder shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Noteholder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Borrower’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note (plus, if applicable, any accrued and unpaid interest thereon) in an amount equal to the applicable conversion.  The Noteholder and the Borrower shall maintain records showing the principal amount(s) (plus, if applicable, any accrued and unpaid interest thereon) converted and the date of such conversion(s).  The Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Noteholder shall be controlling and determinative in the absence of manifest error. The Noteholder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(a)          Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.45, subject to adjustment as provided herein (the “Conversion Price”).

(b)          Mechanics of Conversion.

(i)          Conversion Shares Issuable Upon Conversion.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus, at the option of the Noteholder, all accrued and unpaid interest thereon (the “Conversion Amount”) by (y) the Conversion Price.

(ii)          Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Borrower shall deliver, or cause to be delivered, to the Noteholder (A) a certificate or book entry statement representing the Conversion Shares to be acquired upon conversion of this Note, which, following the Legend Removal Date, shall be free of restrictive legends and trading restrictions and (B) plus, if the Noteholder has not elected to include accrued and unpaid interest in the Conversion Amount pursuant to Section 7(b)(i) above, a certified check (or wire transfer) in the amount of such accrued and unpaid interest. Except in the case of any certificate or book entry statement bearing a restrictive legend, all Conversion Shares required to be delivered by the Borrower under this Section 7(b) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If the Conversion Date is prior to the Legend Removal Date, then the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Conversion.

(iii)          Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Noteholder would otherwise be entitled to purchase upon such conversion, the Borrower shall round down to the next whole share.

(iv)          Transfer Taxes and Expenses.  The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Noteholder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Noteholder of this Note so converted and the Borrower shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.  The Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(c)          Noteholder’s Conversion Limitations.  The Borrower shall not effect any conversion of this Note, and a Noteholder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Noteholder (together with the Noteholder’s Affiliates, and any other Persons acting as a group (including acting as a group for purposes of the Companies Law) together with the Noteholder or any of the Noteholder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Noteholder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note (plus, if applicable, any accrued and unpaid interest thereon) beneficially owned by the Noteholder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Noteholder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 7(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that for purposes of determining compliance with the Companies Law, beneficial ownership shall be calculated in accordance with the Companies Law.  To the extent that the limitation contained in this Section 7(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Noteholder together with any Affiliates and Attribution Parties) and of which principal amount (plus, if applicable, any accrued and unpaid interest thereon) of this Note is convertible shall be in the sole discretion of the Noteholder, and the submission of a Notice of Conversion shall be deemed to be the Noteholder’s determination of whether this Note may be converted (in relation to other securities owned by the Noteholder together with any Affiliates or Attribution Parties) and which principal amount (plus, if applicable, any accrued and unpaid interest thereon) of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Borrower shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that a determination as to any group status under the Companies Law shall be calculated in accordance with the Companies Law.   For purposes of this Section 7(c), in determining the number of outstanding Ordinary Shares, the Noteholder may rely on the number of Ordinary Shares as reflected in (A) the Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Borrower, or (C) a more recent written notice by the Borrower or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Noteholder, the Borrower shall within one Trading Day confirm orally and in writing to the Noteholder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including this Note by the Noteholder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance Ordinary Shares issuable upon conversion of this Note.  Upon delivery of a written notice to the Borrower, the Noteholder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(d)          Principal Trading Market Regulation. The Borrower shall not issue any Ordinary Shares upon conversion of this Note or otherwise pursuant to the terms of this Note, if the issuance of such Ordinary Shares would exceed the aggregate number of Ordinary Shares which the Borrower may issue upon conversion of this Note without breaching the Borrower’s obligations under the rules and regulations of the principal Trading Market (the number of shares which may be issued without violating such rules and regulations, including, but not limited to, rules related to the aggregate offerings under Nasdaq Listing Rule 5635(b) and Nasdaq Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Borrower (A) obtains the Shareholder Approval or (B) obtains a written opinion from outside counsel to the Borrower that such approval is not required, which opinion shall be reasonably satisfactory to the Noteholder. Until such Shareholder Approval or such written opinion is obtained, the Noteholder shall not be issued in the aggregate, upon conversion this Note, Ordinary Shares in an amount greater than the Exchange Cap as of the date hereof. In the event that the Noteholder shall sell or otherwise transfer this Note, the restrictions of the prior sentence shall apply.

(e)          Noteholder of Record of Conversion Shares. The Person in whose name any Conversion Share is issuable or deliverable upon conversion of this Note will be deemed for all corporate purposes to hold such share as of the close of business on the date of receipt by such Person of the Conversion Shares for such conversion.

(f)          Stock Dividends and Stock Splits.  If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any Ordinary Share Equivalents (which, for the avoidance of doubt, shall not include any Ordinary Shares issued by the Borrower upon conversion of this Note), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Borrower) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event.  Any adjustment made pursuant to this Section  7(f) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

(g)          Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Borrower shall promptly deliver to the Noteholder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h)          Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Borrower) issued and outstanding.

8.          Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1          Existence; Power and Authority; Compliance with Laws. The Borrower (a) is an entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

8.2          Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

8.3          No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note, other than (i) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iii) the Shareholder Approval and (iv) notice to the Bank of Israel and the Israel Investment Authority.

8.4          No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound, in each case of (a) and (b), that would reasonably be expected to result in a Material Adverse Effect.

8.5        Enforceability. Each of the Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6          No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note.

8.7          Anti-Terrorism Laws. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance in all material respects with Anti-Terrorism Laws.

8.8          Anti-Corruption Laws and Sanctions.

(a)          The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower is, and to the knowledge of the Borrower, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)          The Borrower is not, and to the knowledge of the Borrower, no director, officer, employee of the Borrower, or any agent of the Borrower that will act in any capacity in connection with or benefit from the Loan, is a Sanctioned Person.

(c)          No use of proceeds of the Loan or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

8.9          Collateral.

(a)          The Borrower is the legal and beneficial owner of all of its property constituting Collateral and has the right to pledge, sell, assign, or transfer the same.

(b)          This Note creates a valid security interest in favor of the Noteholder, in the Collateral, and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral, to the extent that such security interest can be perfected by filing under the UCC, in each case, free and clear of all Liens except for Liens permitted under Section 10.2.  With respect to any Collateral consisting of a Deposit Account (including the US Bank Account), upon execution and delivery by the Borrower, the depository bank, and the Noteholder of an agreement granting Control to the Noteholder over such Collateral, the Noteholder shall have a valid and perfected, first priority security interest in such Collateral, subject to Liens permitted by Section 10.2.

8.10          SEC Reports. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Borrower and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Borrower is not aware of any reason why it will not be able to timely file its Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

8.11          Material Developments.  Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Borrower nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information.  To the knowledge of the Borrower, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

8.12          Insurance. The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower is engaged, including, but not limited to, directors and officers insurance coverage. The Borrower does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

8.13          Acknowledgment Regarding Noteholder’s Purchase of Securities. The Borrower further represents to the Noteholder that the Borrower’s decision to enter into this Note has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrower and its representatives.

8.14          Acknowledgment Regarding Noteholder’s Trading Activity. It is understood and acknowledged by the Borrower (i) that the Noteholder has not been asked by the Borrower to agree, nor has any Noteholder agreed with the Borrower, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Borrower, or “derivative” securities based on securities issued by the Borrower or to hold any of such securities for any specified term; (ii) the Noteholder, and counterparties in “derivative” transactions to which the Noteholder is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to the Noteholder’s knowledge of the transactions contemplated hereby; (iii) the Noteholder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Noteholder may rely on the Borrower’s obligation to timely deliver Ordinary Shares upon conversion, exercise or exchange, as applicable, of the Note for purposes of effecting trading in the Ordinary Shares of the Borrower. The Borrower further understands and acknowledges that following the public disclosure of the transactions contemplated hereby pursuant to a press release (x) the Noteholder may engage in hedging and/or trading activities at various times during the period that the Note is outstanding and (y) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Borrower at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Note.

8.15         Acknowledgment of Dilution. The Borrower acknowledges that the issuance of the Conversion Shares may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Borrower acknowledges that its obligations under this Note, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Borrower may have against the Noteholder and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Borrower.

8.16         Rule 144 Tacking. The Borrower agrees that for purposes of the Securities Act and Rule 144 promulgated thereunder, this Note is a security.  In the event that, subsequent to the original issuance date of this Note, this Note is exchanged for or becomes exchangeable for or convertible into, other securities of the Borrower (“Exchange Securities”), then, for purposes of Rule 144, the Noteholder’s holding period for the Exchange Securities shall tack back to the such original issuance date.  The Borrower will not take any position to the contrary and will cause its outside legal counsel to issue any legal opinions reasonably required by the Noteholder to give effect to the foregoing.

8.17         Legal Advice. The Borrower has received advice from legal counsel of their choosing with respect to this Note and the transactions contemplated hereby.

8.18        Issuance of the Securities. This Note is duly authorized and, is duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer provided for herein. The Note constitutes the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Conversion Shares are duly authorized and, when issued in accordance with the terms of this Note, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer provided for herein.

8.19          Waiver. Borrower hereby waives any claim, whether in tort, contract or otherwise, that (i) this Note, and the transactions contemplated hereby are usurious, unconscionable, predatory, fraudulent, tortious or violate law and (ii) the Borrower did not receive reasonably equivalent value for its covenants, agreements, waivers, representations, warranties, releases and acknowledgements set forth in this Note.

9.          Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall and shall cause each of its Subsidiaries:

9.1          Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.2          Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions.

9.3          Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material tax obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

9.4          Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.5          Collateral.

(a)          Execute and deliver all agreements, assignments, instruments and/or other documents as reasonably requested by the Noteholder for the purpose of obtaining and maintaining Control with respect to any Collateral consisting of Deposit Accounts.

(b)          Execute and deliver to the Noteholder such agreements, assignments, or instruments (including, without limitation, affidavits, notices and reaffirmations of existing documents) as the Noteholder may reasonably request, and do all such other things as the Noteholder may reasonably deem necessary or appropriate to: (i) provide adequate assurance to the Noteholder regarding the proper filing, maintenance and perfection of the security interests created, or purported to be created, pursuant to this Note, including, without limitation, such instruments as the Noteholder may from time to time reasonably request, in order to perfect and maintain the security interests granted pursuant to this Note in accordance with the UCC or otherwise in compliance with the requirements of the applicable Law of the relevant jurisdiction; (ii) consummate the transactions contemplated by this Note; and (iii) otherwise protect, and ensure the Noteholder of, its rights and interests under this Note.

9.6          Further Assurances. Upon the request of the Noteholder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

9.7          Annual Report. Continue to file all reports required by the Securities Act or the Exchange Act with the Commission (including any applicable financial statements) in a timely manner.

9.8          U.S. Bank Account.

(a)          Immediately upon receipt from the Noteholder, the Borrower shall deposit all Proceeds from this Note into the U.S. Bank Account.

(b)          From and after the date hereof, all cash received by the Borrower and its Affiliates in the course of operating their business, regardless of the source, shall be immediately deposited into the U.S. Bank Account.

9.9          Shareholder Approval. Upon the prior written request of the Noteholder, the Borrower shall, as promptly as practicable, and in any event within ninety (90) days of such request, hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date for the purpose of obtaining Shareholder Approval, with the recommendation of the Borrower’s Board of Directors that such proposal be approved, and the Borrower shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Borrower shall use its reasonable best efforts to obtain such Shareholder Approval. If the Borrower does not obtain Shareholder Approval at the first meeting, the Borrower shall call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or this Note is no longer outstanding.

10.      Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not and shall not permit any Subsidiary to:

10.1          Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

10.2          Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (the following, “Permitted Liens”), (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;  (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens securing the obligations under this Note and any documents entered into in connection with this Note; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; and (e) Liens on deposits under worker’s compensation, unemployment insurance, social security and other similar laws.

10.3          Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

10.4        Repurchase of Ordinary Shares.  Repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Ordinary Shares or Ordinary Share Equivalents other than as to the Conversion Shares as permitted or required under this Note.

10.5         Payment of other Debt.  Repay, repurchase or offer to repay, repurchase or otherwise acquire any Debt, other than this Note in accordance with its terms, and other than regularly scheduled principal and interest payments of Permitted Debt as in effect as of the date hereof, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur.

10.6         No Dividends.  Pay cash dividends or distributions.

10.7         No Dispositions.  Assign, sell, transfer, license, lease or otherwise dispose of any its assets other than (a) sales of inventory in the ordinary course of business, (b) to the extent constituting assignments, sales, transfers or dispositions, Permitted Liens and Investments not prohibited by the terms of this Note, (c) dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business and (d) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Note.

10.8          Investments.  Make or hold any Investments other than: (a) Investments existing on the date of this Note and that are disclosed in the SEC Reports (provided, for clarity, that neither the Borrower nor any Subsidiary shall increase the size of its Investment in any such Investment existing on the date of this Note other than in accordance with this Note), (b) Investments where the Noteholder is provided with a sufficient security interest as determined in the sole discretion of the Noteholder, (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower and (d) other Investments that do not exceed $300,000 in the aggregate per calendar year.

10.9         Change of Control. Suffer or permit a Change of Control.

10.10       Subsidiary. Directly or indirectly, form or acquire a new subsidiary.

11.       Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1          Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount owed when due pursuant to the Loan and such failure continues for two (2) days after written notice to the Borrower.

11.2          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

11.3          Breach of Covenants.  The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 9 or Section 10, or (b) any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a), and such default shall continue unremedied for a period of 15 days after the earlier of the date on which (x) the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

11.4          [Reserved.].

11.5          Cross-Defaults. The Borrower fails to pay when due any of its Debt having an aggregate principal amount in excess of $250,000 (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

11.6          Bankruptcy.

(a)          The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)          There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in 11.6(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 45 days;

(c)          There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(d)          The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in 11.6(a), 11.6(b), or 11.6(c) above; or

(e)          The Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.7          Judgments. One or more judgments or decrees in an amount in excess of $500,000 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

11.8          MAE. There occurs a Material Adverse Effect.

11.9          Trading. The suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Ordinary Shares to be trading or listed (as applicable) on a Trading Market for a period of five (5) consecutive Trading Days.

11.10       Failure to Deliver Conversion Shares. The Borrower shall fail for any reason to deliver Conversion Shares to the Noteholder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 7, or the Borrower shall provide at any time notice to the Noteholder, including by way of public announcement, of the Borrower’s intention to not honor requests for conversions of this Note in accordance with the terms hereof.

11.11        SEC Filings. The Borrower fails to maintain its registration under Section 12(b) of the Exchange Act or to timely file with the Commission any reports or other filings required to be filed under the Exchange Act or the Securities Act.

11.12        Collateral.  The security interest granted to the Noteholder pursuant to Section 16 hereof, at any time after the execution and delivery of this Note and for any reason other than as expressly permitted hereunder or satisfaction in full of all the obligations under this Note, ceases to be in full force and effect or ceases to give the Noteholder any of the Liens purported to be created hereby; or the Borrower or any Subsidiary or any other Person contests in any manner the validity or enforceability of any of the Liens granted to the Noteholder pursuant to Section 16.

12.          Legends. In connection with any sale, assignment, transfer or other disposition of the Conversion Shares by the Noteholder pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Noteholder acquires freely tradable shares and upon compliance by the Noteholder with the requirements of this Note, if requested by the Noteholder by notice to the Borrower, the Borrower shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Noteholder, provided that the Borrower has timely received from the Noteholder customary representations and other documentation reasonably acceptable to the Borrower in connection therewith. The Borrower shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal. Subject to receipt from the Noteholder by the Borrower and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Borrower and the Transfer Agent in connection therewith, upon the earliest of such time as the Conversion Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Borrower to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Borrower shall, in accordance with the provisions of this Section 12 and as soon as reasonably practicable following any request therefor from the Noteholder accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Note. The Borrower agrees that following such time as such legend is no longer required under this Section 12, it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Noteholder to the Borrower or the Transfer Agent of a certificate or book-entry statement representing the Conversion Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Noteholder a certificate or book-entry statement representing such shares that is free from all restrictive and other legends.  The Borrower may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 12.  Certificates or book entry statements for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Noteholder by crediting the account of the Noteholder’s prime broker with the Depository Trust Company System as directed by such Noteholder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate or book-entry statement representing Conversion Shares issued with a restrictive legend. Notwithstanding anything provided in this Section 12 herein, the restrictive legends related to the Conversion Shares shall only be removed (i) in connection with a sale pursuant to and effective registration statement or (ii) in connection with and pursuant to Rule 144 if the Noteholder has held the Conversion Shares, for more than one (1) year.

13.          Remedies.

13.1          Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) terminate its commitment to make any payments hereunder; and/or (b) declare the entire principal amount of this Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable, immediately due and payable; provided, however, that if an Event of Default described in 11.6 shall occur, the principal of and accrued interest on the Loan, including the Make-Whole Amount, if applicable, shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. The payment of the principal amount of this Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable, pursuant to this Section 12 shall be subject to a premium of 120% of the principal amount of this Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if applicable (the “Default Premium”).

13.2          Upon the occurrence and during the continuance of an Event of Default, the Noteholder shall have, in addition to the rights and remedies provided herein, or as provided by applicable Law (including, without limitation, levy of attachment, garnishment, and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), all rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted, and regardless of whether the UCC applies to the affected Collateral).  Upon the occurrence and during the continuance of an Event of Default, the Noteholder may: (i) prevent withdrawals or other dispositions of funds in Deposit Accounts (including the US Bank Account); and (ii) exercise Control pursuant to any control agreement(s) governing any Deposit Account (including the US Bank Account).

14.          Public Disclosure. The Borrower will disclose the material terms of this Note and the transactions contemplated hereby by not later than 9:00 a.m. on the Trading Day immediately following the date hereof, or such earlier time as may be required by law, by means of a Current Report on Form 8-K or Quarterly Report on Form 10-Q filed with the Commission.  Upon the filing of such Form 8-K or Form 10-Q, applicable, the Borrower represents to the Noteholder that it shall have publicly disclosed all “material, non-public information” delivered to the Noteholder by the Borrower or any of its Subsidiaries, or any of their respective officers, directors, employees or agents at any time prior to the filing thereof.

15.          Termination Fee. If the Subsequent Investment is not consummated as a result of  the Borrower’s sole election to terminate the Subsequent Investment, then the Borrower shall pay to the Noteholder, in cash by wire transfer of immediately available funds, a termination fee of $500,000 within thirty (30) calendar days following such termination (the “Termination Fee”); provided, however, that no Termination Fee shall be payable if the failure to close the Subsequent Investment is solely as a result of the Borrower’s failure to obtain the requisite regulatory approvals or shareholder approvals required in connection with the Subsequent Investment; provided further, however, that the Borrower has used its reasonable best efforts to obtain such approval in accordance with applicable law and its organizational documents. The Noteholder shall reasonably cooperate with the Borrower to obtain any required regulatory approval.

16.       Collateral.

16.1          Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the Borrower hereby grants to the Noteholder, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Borrower in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”): (a) the U.S. Bank Account; (b) all cash, currency and cash equivalents held in the U.S. Bank Account; (c) all Money held in the U.S. Bank Account; (d) all books and records relating to any of the foregoing Collateral; and (b) all Proceeds and products of any and all of the foregoing.  The Borrower and the Noteholder, hereby acknowledge and agree that the security interest created pursuant to this Note in the Collateral constitutes continuing collateral security for all of the Secured Obligations.

16.2          Appointment of Attorney in Fact; Authorization to File Financing Statements. The Borrower hereby irrevocably makes, constitutes, and appoints the Noteholder, a nominee of the Noteholder, or any other Person whom the Noteholder may so designate, as the Borrower’s attorney in fact, with full power with respect to, and for the limited purpose of, preparing and filing (and, to the extent applicable, signing), in the name of the Borrower, any financing statements (including any renewal or continuation financing statements), any amendments and/or supplements to financing statements, and any notices and/or similar instruments that, in the Noteholder’s reasonable discretion, would be necessary or appropriate in order to perfect, or to maintain the perfection of, the security interests granted pursuant to this Note, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations shall have been indefeasibly paid in full. Without limitation of the immediately foregoing sentence, the Borrower hereby: (a) authorizes the Noteholder (or any such nominee or other Person so designated) to prepare and file any such financing statements (including renewal and/or continuation financing statements), amendments thereof or supplements thereto, or notices or similar instruments as the Noteholder (or such nominee or other Person so designated) may, from time to time, deem necessary or appropriate in order to perfect and maintain the security interests granted pursuant to this Note in accordance with the UCC or other applicable Law, which such financing statements, amendments thereof or supplements thereto, or notices or similar instruments may describe the Collateral in the same manner as described in this Note or may contain an indication or description of Collateral that describes such property in any other manner as the Noteholder (or such nominee or other Person so designated) may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral granted pursuant to this Note in accordance with the UCC or other applicable Law; and (b) agrees that a carbon, photographic or other reproduction of this Note (or of any such financing statement or any amendment thereof or supplement thereto) shall be sufficient for filing (and may be filed) as a financing statement (or amendment thereof or supplement thereto) by the Noteholder (or any such nominee or other Person so designated), without notice thereof to the Borrower, wherever the Noteholder (or such nominee or other Person so designated) may, in its sole discretion, desire to file the same.

16.3          Notwithstanding any provision to the contrary contained herein or in any other documents relating to the Secured Obligations, the obligations of the Borrower under this Note shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code, or under any other applicable Debtor Relief Law (including, without limitation, any comparable provisions of any applicable state Law).

17.          Miscellaneous.

17.1          Notices.

(a)          All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by email as follows:

(i)          If to the Borrower:

  Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752
  Email: almog.adar@golifeward.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
3025 John F Kennedy Blvd
Philadelphia, PA 19104
Email: JPorter@goodwinlaw.com

(ii)          If to the Noteholder:

Oramed Ltd.
 Mamilla 20
Jerusalem, Israel 9414904
Attn: Avi Gabay
Email:  avi@oramed.com

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
 30 Rockefeller Plaza, 26th Floor
 New York, NY 10112
 Attention of: Rick A. Werner
 Email: rick.werner@haynesboone.com

(b)          Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail during normal business hours in New York City, New York shall be deemed to have been given when sent (and if sent after normal business hours in New York City, New York shall be deemed to have been given at the opening of the recipient's business on the next business day).

17.2          Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder's rights hereunder and thereunder.

17.3          Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

17.4          Submission to Jurisdiction.

(a)          The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the  jurisdiction of any such court in any such action, suit, or proceeding.  Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)          Nothing in this 17.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

17.5        Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in 17.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.6        Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

17.7          Integration. This Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

17.8         Successors and Assigns. This Note may not be assigned or transferred by the Noteholder to any Person without prior written consent of the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

17.9        Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

17.10       USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation"), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to the Noteholder.

17.11        Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

17.12        Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

17.13       No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

17.14       Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

17.15      Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.16       Taxes.  All payments to be made by the Borrower under this Note shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law.  The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Noteholder accordingly.  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required.  If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.  Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Noteholder evidence reasonably satisfactory to the Noteholder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, the Borrower is obligated to indemnify the Noteholder pursuant to this Section 17.16 in the event that a Tax Deduction is required in respect of any payment to be made to the Noteholder under this Note and the Borrower and/or its Subsidiaries fail to comply with this Section 17.16.   For purposes of this Section 17.16, "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Tax Deduction" means any deduction or withholding for or on account of any Tax.

17.17      Indemnification.  Subject to the provisions of this Section 17.17, the Borrower will indemnify and hold Noteholder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Noteholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Noteholder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, awards, orders, penalties and expenses, including all judgments, amounts paid in settlements, court costs, interest and attorneys’ fees and costs of investigation that any such Noteholder Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Note or (ii) any action instituted against the Noteholder Parties in any capacity, or any of them or their respective Affiliates, by the Borrower, its employees or directors, or any stockholder or creditor of the Borrower or any third-party, arising out of or relating to any of the transactions contemplated hereby.  For the avoidance of doubt, the indemnification provided herein is intended to and shall cover direct claims brought by the Borrower against the Noteholder Parties.  If any action shall be brought against any Noteholder Party in respect of which indemnity may be sought pursuant to this Note, such Noteholder Party shall promptly notify the Borrower in writing, and, except with respect to direct claims brought by the Borrower, the Borrower shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Noteholder Party.  Any Noteholder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Noteholder Party except to the extent that (i) the employment thereof has been specifically authorized by the Borrower in writing, (ii) the Borrower has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Borrower and the position of such Noteholder Party, in which case the Borrower shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, which shall be the case with respect to any direct claims by the Borrower.  The Borrower will not be liable to any Noteholder Party under this Note (y) for any settlement by a Noteholder Party effected without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is finally judicially determined to be attributable to any Noteholder Party’s breach of any of the representations, warranties, covenants or agreements made by such Noteholder  Party in this Note.  The indemnification required by this Section 17.17 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Noteholder Party against the Borrower or others and any liabilities the Borrower may be subject to pursuant to law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of November 14, 2025.

Lifeward Ltd.
By: /s/ William Mark Grant Name: William Mark Grant Title: President and Chief Executive Officer
Acknowledged and Agreed: Oramed Ltd.
By: /s/ Nadav Kidron Name: Nadav Kidron Title: President